UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

Background

As part of Advanced Energy Industries, Inc.’s (the “Company”) focus on (1) driving its strategic plan on growth and profitability, (2) aligning company and management performance with the interests of the Company’s shareholders, and (3) encouraging retention, the Compensation Committee of the Board of Directors approved, and the Board of Directors (the “Board”) ratified, on December 1, 2016 the establishment of performance metrics under the Company’s 2017 short term incentive plan (“STI Plan”) and 2017 long term incentive plan (“LTI Plan”), as well as equity grants associated with the LTI Plan to be made at the regularly scheduled February 2017 Compensation Committee and Board meeting. Executive officers and other members of management will participate in these plans at different award levels.

STI Plan

The STI Plan provides the Company’s executive officers (CEO and executive vice presidents) and other members of management (senior vice presidents and vice presidents), who are selected to participate, with an opportunity to earn an annual cash bonus that is funded from a corporate “performance-based” bonus pool. Specifically, the corporate bonus pool for 2017 will be funded to the extent the Company achieves certain threshold, target or stretch levels of revenue, non-GAAP operating income from continuing operations (“non-GAAP OI”) and operational cash flow (a non-GAAP calculation excluding restructuring and other one-time charges). Each of these performance metrics carries a different weight in funding the corporate bonus pool with revenue at 50%, non-GAAP OI at 30% and operational cash flow at 20% (generally referred to herein as “corporate achievement”). The corporate achievement scale funds the bonus pool 50% at threshold, 100% at target, and 200% at stretch, however the non-GAAP OI threshold must be met to trigger pool funding for the revenue and non-GAAP OI portions. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated based on actual results in each category to determine the final achievement percentage to fund the pool.

Executive officers have an annual bonus opportunity in 2017 expressed as a percent of their 2017 base salary. Mr. Yuval Wasserman, president and chief executive officer, has a target bonus opportunity of 100% of his base pay of $650,000 at target. Of that bonus opportunity, $433,334 at target is based on corporate achievement of the performance metrics as discussed above, and $216,666 at target is based on achieving performance metrics related to discretionary targets to be established by the Compensation Committee and Board at an upcoming meeting. Mr. Wasserman’s aggregate annual bonus opportunity can range from $0 to $1.3 million (i.e., 200% achievement). Mr. Thomas Liguori, executive vice president and chief financial officer, has a target bonus opportunity of 75% of his base pay of $420,000, or $315,000 at target, which is based on corporate achievement of the performance metrics discussed above. Mr. Liguori’s aggregate annual bonus opportunity can range from $0 to $630,000 (i.e., 200% achievement). Mr. Thomas McGimpsey, executive vice president, general counsel and corporate secretary, has a target bonus opportunity of 60% of his base pay of $340,000, or $204,000 at target, which is based on corporate achievement of the performance metrics discussed above. Mr. McGimpsey’s aggregate annual bonus opportunity can range from $0 to $408,000 (i.e., 200% achievement). The positions of vice president and senior vice president have target bonus opportunities ranging from 40% to 50% of base pay based on individual achievement. Bonus payouts are limited to the extent the bonus pool is funded by corporate achievement of performance metrics. As mentioned above, at the highest level of achievement, participants may be eligible to receive up to a maximum of 200% of his or her target bonus amount, subject to and limited by the funding of the corporate bonus pool (as discussed above).

LTI Plan

The LTI Plan is an equity-based plan under the Company’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”). For 2017, participants in the LTI Plan will receive awards in the following forms: 50% time-based restricted stock units and 50% performance stock units. The grants of restricted stock units will vest ratably over a three (3) year period with 1/3rd vesting on each anniversary date of the grant date subject to the Company achieving positive non-GAAP OI excluding restructuring and other one-time charges in 2017 (so as to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code). The performance stock units will vest between 50% at threshold, 100% at target and 200% at stretch based on the achievement of various revenue (weighted at 50%) or non-GAAP earnings per share from continuing operations (“Non-GAAP EPS”)(weighted at 50%) goals as calculated under the LTI Plan over a performance period of 3 years (2017-2019). Vesting of all or portions of such performance stock units can occur in any quarter over such three years (but no sooner than the first fiscal quarter of 2018) if either revenue or Non-GAAP EPS goals are independently met over a trailing four quarter period; provided, however, that a threshold level of Non-GAAP EPS must be met in order to trigger vesting related to the revenue goals. Achievement percentages between the threshold and target and between the target and stretch levels will be interpolated at the end of the 3 year period (but not during the interim periods).

It is expected that at the regularly scheduled Compensation Committee and Board meeting in February 2017, Mr. Wasserman, president and chief executive officer, will be granted equity (50% in restricted stock units and 50% in performance stock units) under the LTI Plan at an approximate grant date target value of $2.5 million. Similarly, Mr. Liguori, executive vice president and chief financial officer, and Mr. McGimpsey, executive vice president, general counsel and corporate secretary, would also be granted in February 2017 equity under the LTI Plan at approximate grant date target values of $825,000 and $625,000, respectively. If the stretch goals are met for the performance stock units (50% of LTI Plan opportunity), vesting can occur at 200% resulting in overall estimated LTI Plan grant date values of $3.75 million, $1,237,500, and $937,500 for Messrs. Wasserman, Liguori, and McGimpsey, respectively. The approximate grant date value of restricted stock units and performance stock units are based on a full share value as of the grant date. All awards under the LTI plan will be subject to other terms and conditions set forth in the LTI Plan document and award agreement.

Item 8.01	Other Events

Also on December 1, 2016, the Board adopted a Director Resignation Policy (the “Policy”) as an amendment to the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advanced-energy.com.

Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “for” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating and Governance Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation.

When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating and Governance Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its shareholders.

The Policy provides that the Company will disclose the Board’s decision regarding the resignation in a Current Report on Form 8-K filed with the Securities and Exchange Commission. If the Board has determined to take any action other than acceptance of the resignation, the Policy provides that the Form 8-K shall also include the Board’s rationale supporting its decision.

Generally, a director who tenders an offer of resignation pursuant to the Policy shall not participate in any deliberations regarding such resignation but shall otherwise continue to serve as a director during this period. However, if fewer than three independent directors on the Board receive a majority of the votes cast in the same election, then the Policy provides that all independent directors on the Board shall participate in deliberations and actions regarding director resignations, except that no director can participate in the vote on the director’s own resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ THOMAS O. MCGIMPSEY
Date: December 5, 2016	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary